(d)(1)

INVESTMENT MANAGEMENT AGREEMENT

VOYA PARTNERS, INC.

AGREEMENT dated May 1, 2017, between Voya Partners, Inc. (the “Company”), a Maryland corporation, and Voya Investments, LLC (the “Manager”), an Arizona limited liability company (the “Agreement”).

WHEREAS, the Company is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Company is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Company may offer shares of additional series in the future;

WHEREAS, the Company desires to avail itself of the services of the Manager for the provision of advisory, management and administrative services for the Company; and

WHEREAS, the Manager is willing to render such services to the Company.

NOW, THEREFORE, in consideration of the premises, the promises and mutual covenants herein contained, it is agreed between the parties as follows:

1.     Appointment. The Company hereby appoints the Manager, subject to the direction of the Board of Directors, for the period and on the terms set forth in this Agreement, to provide advisory, management, administrative and other services (collectively, the “Management Services”), as described herein, with respect to each series of the Company set forth on Schedule A hereto (individually and collectively referred to herein as “Series”). The Manager accepts such appointment and agrees to render the Management Services herein set forth for the compensation herein provided.

In the event the Company establishes and designates additional series (other than the Series) with respect to which it desires to retain the Manager to render Management Services hereunder, it shall notify the Manager in writing. If the Manager is willing to render such services, it shall notify the Company in writing, whereupon such additional series shall become a Series hereunder, and be subject to this Agreement.

With respect to those Series that have obtained shareholder approval, to the extent such shareholder approval is required, subject to the approval of the Board of Directors of the Series, the Manager is authorized to enter into sub-advisory agreements with other registered investment advisers to serve as investment sub-advisers, whether or not affiliated with the Manager (each a “Sub-Adviser”). The Manager will continue to have responsibility for all services furnished pursuant to any sub-advisory agreement (each a “Sub-Advisory Agreement”). The Series and the Manager understand and agree that the Manager may manage each Series in a “Manager-of-

Managers” style with one or more Sub-Advisers, which contemplates that the Manager will, among other things and pursuant to an order issued by the Securities and Exchange Commission (the “SEC”) or applicable regulation under the 1940 Act: (i) continually evaluate the performance of any Sub-Adviser to the Series; and (ii) periodically make recommendations to the Series’ Board of Directors regarding the results of its evaluation and monitoring functions. The Series recognizes that, subject to the approval of the Board of Directors of the Series, a Sub-Adviser’s services may be terminated or modified and that the Manager may appoint a new Sub-Adviser for a Series, subject to an applicable SEC Order.

2.     Management Services of the Manager.

(a)         Advisory Services.

In carrying out the terms of this Agreement, the Manager shall do the following (collectively, the “Advisory Services”), provided, however, that the Advisory Services shall not include the services identified on Schedule B and, therefore, such services shall be deemed to be outside the scope of this Agreement:

(i)                                  Supervise all aspects of the operations of the Company;

(ii)                               Select the securities to be purchased, sold or exchanged by the Series or otherwise represented in the Series’ investment portfolio, place trades for all such securities and regularly report thereon to the Board of Directors of the Series;

(iii)                            Formulate and implement continuing programs for the purchase and sale of securities and regularly report thereon to the Board of Directors of the Series;

(iv)                           Obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally, the Series, securities held by or under consideration for the Series, or the issuers of those securities;

(v)                              Provide economic research and securities analyses as the Manager considers necessary or advisable in connection with the Manager’s performance of its duties hereunder;

(vi)                           Obtain the services of, contract with, and provide instructions to custodians and/or sub-custodians of the Series’ securities, transfer agents, dividend paying agents, pricing services and other service providers as are necessary to carry out the terms of this Agreement;

(vii)                        Prepare financial and performance reports, calculate and report daily net asset values, and prepare any other financial data or reports, as the Manager, from time to time, deems necessary or as are requested by the Board of Directors of the Series; and

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(viii)                     Take any other actions which appear to the Manager and the Board of Directors of the Series necessary to carry into effect the purposes of this Agreement.

(b)         Investment Advisory Authority.

When rendering Advisory Services directly to a Series, the Manager, subject to the supervision of the Company’s Board, will provide a continuous investment program for the Series’ portfolio and determine the composition of the assets of the Series’ portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in the portfolio. The Manager will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of the Series’ assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, offered to the public, or exchanged for the Series, when these transactions should be executed, and what portion of the assets of the Series should be held in the various securities and other investments in which it may invest, and the Manager is hereby authorized to execute and perform such services on behalf of the Series. To the extent permitted by the investment policies of the Series, the Manager shall make decisions for the Series as to foreign currency matters and make determinations as to, and execute and perform, foreign currency exchange contracts on behalf of such Series. The Manager will provide the services under this Agreement in accordance with the Series’ investment objective or objectives, policies, and restrictions as stated in the Company’s Registration Statement filed with the SEC. Furthermore:

(i)                                  The Manager will manage the Series so that each will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code and so as to ensure compliance by the Series with the diversification requirements of Section 817(h) of the Internal Revenue Code and with any other rules and regulations pertaining to investment vehicles underlying variable annuity or variable life insurance policies. In managing the Series in accordance with these requirements, the Manager shall be entitled to receive and act upon advice of counsel to the Company or counsel to the Manager.

(ii)                               The Manager will conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Company’s Board, and the provisions of the Registration Statement of the Company under the Securities Act of 1933 and the 1940 Act, as supplemented or amended.

(iii)                            On occasions when the Manager deems the purchase or sale of a security to be in the best interest of the Series as well as any other investment advisory clients, the Manager may, to the extent permitted by applicable laws and regulations and any applicable procedures adopted by the Company’s Board, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be

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made by the Manager in a manner that is fair and equitable in the judgment of the Manager in the exercise of its fiduciary obligations to the Company and to such other clients.

(iv)                           In connection with the purchase and sale of securities of the Series, the Manager will arrange for the transmission to the custodian for the Company on a daily basis, of such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Cedel, or other numbers that identify securities to be purchased or sold on behalf of the Series, as may be reasonably necessary to enable the custodian to perform its administrative and recordkeeping responsibilities with respect to the Series. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Manager will arrange for the prompt transmission of the confirmation of such trades to the Company’s custodian.

(v)                              The Manager will assist the custodian or portfolio accounting agent for the Company in determining, consistent with the procedures and policies stated in the Registration Statement for the Company and any applicable procedures adopted by the Company’s Board, the value of any portfolio securities or other assets of the Series for which the custodian or portfolio accounting agent seeks assistance or review from the Manager.

(vi)                           The Manager will make available to the Company, promptly upon request, any of the Series’ or the Manager’s investment records and ledgers as are necessary to assist the Company to comply with requirements of the 1940 Act, as well as other applicable laws. The Manager will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services which may be requested in order to ascertain whether the operations of the Company are being conducted in a manner consistent with applicable laws and regulations.

(vii)                        The Manager will regularly report to the Company’s Board on the investment program for the Series and the issuers and securities represented in the Series’ portfolio, and will furnish the Company’s Board with respect to the Series such periodic and special reports as the Directors may reasonably request.

(viii)                     In connection with its responsibilities under this Section 2(b), the Manager is responsible for decisions to buy and sell securities and other investments for the Series’ portfolio, broker-dealer selection, and negotiation of brokerage commission rates. The Manager’s primary consideration in effecting a security transaction will be to obtain the best execution for the Series, taking into account the factors specified in the Prospectus and/or Statement of Additional Information for the Company. Subject to such policies as the Board may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by

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reason of its having caused the Series to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Manager’s overall responsibilities with respect to the Series and to its other clients as to which it exercises investment discretion. To the extent consistent with these standards and in accordance with Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, the Manager is further authorized to allocate the orders placed by it on behalf of the Series to the Manager if it is registered as a broker-dealer with the SEC, to an affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material or other services to the Series, the Manager or an affiliate of the Manager. Such allocation shall be in such amounts and proportions as the Manager shall determine consistent with the above standards, and the Manager will report on said allocation regularly to the Board of the Company indicating the broker-dealers to which such allocations have been made and the basis therefor.

(c)          Services of Manager with respect to Sub-Advisers.

In the event that the Manager wishes to select others to render Advisory Services, the Manager shall analyze, select and recommend for consideration and approval by the Company’s Board of Directors investment advisory firms (however organized) to provide investment advice to one or more of the Series, and, at the expense of the Manager, engage (which engagement may also be by the Company) any such investment advisory firm to render investment advice and manage the investments of each such Series and the composition of each such Series’ portfolio of securities and investments, including cash, and the purchase, retention and disposition thereof, or any offering thereof, in accordance with the Series’ investment objective or objectives and policies as stated in the Company’s Registration Statement.

The Manager shall take the following actions in respect of the performance by each Sub-Adviser of its obligations in respect of a Series:

(i)                                  Periodically monitor and evaluate the performance of the Sub-Adviser with respect to the investment objectives and policies of the Series, including without limitation, perform periodic detailed analysis and review of the Sub-Adviser’s investment performance in respect of the Series and in respect of other accounts managed by the Sub-Adviser with similar investment strategies;

(ii)                               Prepare and present periodic reports to the Board of Directors regarding the investment performance of the Sub-Adviser and other information regarding the Sub-Adviser, at such times and in such forms as the Board of Directors may reasonably request;

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(iii)                            Review and consider any changes in the personnel of the Sub-Adviser responsible for performing the Sub-Adviser’s obligations and make appropriate reports to the Board of Directors;

(iv)                           Review and consider any changes in the ownership or senior management of the Sub-Adviser and make appropriate reports to the Board of Directors;

(v)                              Perform periodic in-person or telephonic diligence meetings with representatives of the Sub-Adviser;

(vi)                           Supervise the Sub-Adviser with respect to the services that the Sub-Adviser provides under the Sub-Adviser’s Sub-Advisory Agreement;

(vii)                        Assist the Board of Directors and management of the Company in developing and reviewing information with respect to the initial approval of the Sub-Advisory Agreement with the Sub-Adviser and annual consideration of the agreement thereafter;

(viii)                     Monitor the Sub-Adviser for compliance with the investment objective or objectives, policies and restrictions of each Series it manages, the 1940 Act, Subchapter M of the Internal Revenue Code, and if applicable, regulations under such provisions, and other applicable law;

(ix)                           If appropriate, analyze and recommend for consideration by the Company’s Board of Directors termination of a contract with a Sub-Adviser under which the Sub-Adviser provides Advisory Services to one or more of the Series;

(x)                              Identify potential successors to or replacements of the Sub-Adviser or potential additional Sub-Advisers, perform appropriate due diligence, and develop and present to the Board of Directors a recommendation as to any such successor, replacement, or additional Sub-Adviser;

(xi)                           Designate and compensate from its own resources such personnel as the Manager may consider necessary or appropriate to the performance of its services hereunder; and

(xii)                        Perform such other review and reporting functions as the Board of Directors shall reasonably request consistent with this Agreement and applicable law.

(d)         Administrative Services of the Manager.

(i)                                  Administrative Services. Subject to the general supervision of the Board of Directors of the Company, the Manager shall provide all administrative services reasonably necessary as of January 1, 2015 for the ordinary operation of each Series (“Administrative Services”).  Provided, however, that Administrative

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Services shall not include the services identified on Schedule B and, therefore, such services shall be deemed to be outside of the scope of this Agreement.

(ii)                               Allocation and Delegation of Responsibilities.  The Administrative Services may be furnished by any directors, officers or employees of the Manager or of affiliates of the Manager.  The Manager may, at the expense of the Manager, retain the services of a third party as its delegate, under the Manager’s supervision, to provide in its stead any Administrative Service; provided, however, that any such delegation to a third party shall be subject to the approval of Company’s Board of Directors.  The Manager shall remain liable to the Company for any service delegated to a third party pursuant to this Section 2(d)(ii) to the same extent as if the Manager provided the services itself.

3.     Conformity with Applicable Law. The Manager, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Registration Statement of the Company and with the instructions and directions of the Board of the Company and will conform to, and comply with, the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

4.     Exclusivity. The services of the Manager to the Company under this Agreement are not to be deemed exclusive, and the Manager, or any affiliate thereof, shall be free to render similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of any of the Series) and to engage in other activities, so long as its services hereunder are not impaired thereby.

5.     Documents. The Company has delivered properly certified or authenticated copies of each of the following documents to the Manager and will deliver to it all future amendments and supplements thereto, if any:

(a)   Certified resolution of the Board of the Company authorizing the appointment of the Manager and approving the form of this Agreement;

(b)   The Registration Statement as filed with the SEC and any amendments thereto; and

(c)   Exhibits, powers of attorney, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.

6.     Records. The Company agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Company with respect to the Series by the 1940 Act. The Manager further agrees that all records of the Series are the property of the Company and, to the extent held by the Manager, it will promptly surrender any of such records upon request.

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7.     Expenses.

(a)   During the term of this Agreement, the Manager will pay all expenses incurred by it in connection with its activities under this Agreement described on Schedule C attached hereto, as it may be revised from time to time to account for changes in the vendors paid.

(b)   The Company shall be responsible for all of the expenses of its operations, including, without limitation, the management fee payable hereunder and extraordinary expenses, such as litigation expenses.

(c)   The Manager further agrees to pay all fees payable to the Sub-Advisers, executive salaries and expenses of the Directors of the Company who are employees of the Manager or its affiliates, and office rent of the Company.

(d)   To the extent the Manager incurs any costs or performs any services which are an obligation of the Company, as set forth in this Agreement, the Company shall promptly reimburse the Manager for such costs and expenses.  To the extent the services for which the Company is obligated to pay are performed by the Manager, the Manager shall be entitled to recover from the Company only to the extent of its costs for such services.

8.     Compensation. For the Management Services provided by the Manager to each Series pursuant to this Agreement, the Company will pay to the Manager an annual fee equal to the amount specified for such Series in Schedule A hereto, payable monthly in arrears. Payment of these fees shall be in addition to any amount paid to, reimbursed to, or recovered by, the Manager for incurring any costs or performing any services which are obligations of the Company as provided in Section 7(d). The fee will be appropriately pro-rated to reflect any portion of a calendar month that this Agreement is not in effect between the Manager and the Company.

9.     Liability of the Manager.

(a)         Liability with respect to the Provision of Advisory Services.

In connection with the Advisory Services rendered by the Manager under this Agreement, the Manager shall be liable to the Company and shall indemnify the Company for any losses incurred by the Company, whether in the purchase, holding or sale of any security or otherwise, to the extent that such losses resulted from an act or omission on the part of the Manager or its officers, directors or employees, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by the Manager of its duties under this Agreement.

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(b)         Liability with respect to the Provision of Administrative Services.

In providing the Administrative Services, the Manager may rely on information reasonably believed by it to be accurate and reliable.  Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Manager nor its stockholders, officers, directors/trustees, employees, or agents shall be subject to any liability for, or any damages, expenses, or losses incurred in connection with, any act or omission connected with or arising out of any Administrative Services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or negligence in the performance of the Manager’s duties, or by reason of reckless disregard of the Manager’s obligations and duties under this Agreement.  The liability incurred by the Manager pursuant to this Section 9(b) with respect to a Series in any year shall be limited to the revenues of the Manager derived from the Series in that fiscal year of the Series.  The Manager shall look solely to the Series’ property for satisfaction of claims of any nature against the Series or a director, officer, employee or agent of the Series individually arising in connection with the affairs of the Series.

(c)          Company Disclosures.

(i)                                  The Manager shall be responsible for preparing the Company’s registration statements and supplements to the Company’s prospectuses and statements of additional information (“Disclosure Documents”), and for filing or arranging for the filing of such Disclosure Documents with the SEC and other federal and state regulatory authorities as may be required by applicable law.

(ii)                               Notwithstanding anything in Section 9 or elsewhere in this Agreement, the Manager shall exercise reasonable care consistent with a fiduciary duty in fulfilling its responsibilities under Section 9(c)(i) of this Agreement.

(iii)                            In the event of a claim, litigation, liability, or a regulatory action or investigation (collectively, a “Disclosure Claim”) that arises out of or is based upon the disclosure in a Disclosure Document for the Company (including, but not limited to, a claim arising from an untrue statement or alleged untrue statement in a registration statement for the Company or an omission or alleged omission of a material fact required to be stated therein or necessary to make statements made in a registration statement not misleading), the Manager shall indemnify and hold harmless the Company and each individual who, during the term of this Agreement, serves or had served as a Director of the Company who is not an “interested person” of the Company, as such term is defined in the 1940 Act (an “Independent Director”), if such Disclosure Claim arises from the Manager’s failure or alleged failure to exercise reasonable care consistent with a fiduciary duty in the preparation or filing of the Company’s Disclosure Documents for the loss, costs, or damages, including amounts paid in settlement with the written consent of the Manager, which consent shall not be unreasonably withheld, and including reasonable legal and other expenses, that arise from such Disclosure Claim.

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(iv)                           In addition to the indemnification provided in Section 9(c)(iii) of this Agreement, the Manager agrees to indemnify and hold harmless the Independent Directors for the costs of defense of a Disclosure Claim, including reasonable attorney’s fees, regardless of whether such Disclosure Claim arises from the Manager’s failure or alleged failure to exercise reasonable care consistent with a fiduciary duty in the preparation of the Company’s Disclosure Documents, subject to the Manager’s right to assume the defense of such Disclosure Claim pursuant to Section 9(c)(ix) of this Agreement.

(v)                              The parties expressly acknowledge that this Section 9(c) confers rights and remedies upon the Company and each Independent Director, including the right to enforce the indemnification provided for in Sections 9(c)(iii) and 9(c)(iv) of this Agreement.  The obligation of the Manager to provide indemnification to the Company and the Independent Directors, as set forth in this Section 9(c), shall remain in effect after the termination of this Agreement.

(vi)                           The indemnification of the Company provided for in Section 9(c)(iii) of this Agreement shall apply only to the extent that any loss to the Company is not covered by insurance held by the Company, and shall not apply if: (A) the disclosure giving rise to the Disclosure Claim was provided by or on behalf of an Independent Director for inclusion in the Company’s Disclosure Documents; or (B) indemnification is not allowed under applicable law.

(vii)                        The indemnification of an Independent Director provided in Sections 9(c)(iii) and 9(c)(iv) of this Agreement shall apply only to the extent that any loss to the Independent Director is not covered by insurance held by the Company or the Independent Director , and shall not apply if: (A) losses are actually indemnified by the Company, consistent with the Company’s organizational documents; (B) the disclosure giving rise to the Disclosure Claim was provided by or on behalf of an Independent Director for inclusion in the Company’s Disclosure Documents; (C) losses are the result of willful misfeasance, bad faith, gross negligence or reckless disregard on the part of an Independent Director; or  (D) indemnification is not allowed under applicable law.

(viii)                     The Manager shall not be liable for indemnification of an Independent Director under this Section 9(c) unless the Independent Director has notified the Manager in writing within a reasonable time after the summons or other first legal process giving information of the nature of the Disclosure Claim is served upon such Independent Director (or after such Independent Director shall have received notice of such service on any designated agent); provided, however, that notification of the Manager is not required if the Manager had actual knowledge about the nature of the Disclosure Claim.  In the event of a request for indemnification from an Independent Director, the Manager shall pay advances to the fullest extent permissible under the 1940 Act and applicable state law.

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(ix)                           In the event of a request for indemnification from the Company or an Independent Director (“Indemnified Party”), the Manager shall be entitled, upon notice to the Indemnified Party, to assume the defense of any Disclosure Claim against the Indemnified Party, with counsel satisfactory to the Manager and the Indemnified Party.

(x)                              Sections 9(a) and 9(b) shall not apply to a claim for indemnification under this Section 9(c).

10.  Continuation and Termination. With respect to each Series identified as a Series on Schedule A as in effect on the date of this Agreement, unless earlier terminated with respect to any Series this Agreement shall continue in full force and effect through November 30, 2017.  Thereafter, unless earlier terminated with respect to a Series, the Agreement shall continue in full force and effect with respect to each such Series for periods of one year, provided that such continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Directors of the Company, or (ii) the vote of a majority of the outstanding voting shares of the Series (as defined in the 1940 Act), and provided that such continuance is also approved by the vote of a majority of the Board of Directors of the Series who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of the Series or the Manager, cast in person at a meeting called for the purpose of voting on such approval.

With respect to any Series that was added to Schedule A hereto as a Series after the date of this Agreement, the Agreement shall become effective on the later of: (i) the date Schedule A is amended to reflect the addition of such Series as a Series under the Agreement; or (ii) the date upon which the shares of the Series are first sold to the public, subject to the condition that the Company’s Board of Directors, including a majority of those Directors who are not interested persons (as such term is defined in the 1940 Act) of the Manager, and the shareholders of such Series, shall have approved this Agreement. Unless terminated earlier as provided herein with respect to any such Series, the Agreement shall continue in full force and effect for a period of two years from the date of its effectiveness (as identified above) with respect to that Series. Thereafter, unless earlier terminated with respect to a Series, the Agreement shall continue in full force and effect with respect to each such Series for periods of one year, provided that such continuance is specifically approved at least annually by: (i) the vote of a majority of the Board of Directors of the Series, or (ii) vote of a majority of the outstanding voting shares of such Series (as defined in the 1940 Act), and provided that such continuance is also approved by the vote of a majority of the Board of Directors of the Series who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of the Series or the Manager, cast in person at a meeting called for the purpose of voting on such approval.

However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a Series shall be effective to continue this Agreement with respect to such Series notwithstanding: (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Series; or (ii) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Company, unless such approval shall be required by any other applicable law or otherwise.

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This Agreement may be terminated by the Company at any time, in its entirety or with respect to a Series, without the payment of any penalty, by vote of a majority of the Board of the Company or by a vote of a majority of the outstanding voting shares of the Company, or with respect to a Series, by vote of a majority of the outstanding voting shares of such Series, on sixty (60) days’ written notice to the Manager, or by the Manager at any time, without the payment of any penalty, on sixty (60) days’ written notice to the Company. This Agreement will automatically and immediately terminate in the event of its “assignment” as defined in the 1940 Act.

11.  Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If shareholder approval of an amendment is required under the 1940 Act, no such amendment shall become effective until approved by a vote of the majority of the outstanding shares of the Company. Otherwise, a written amendment of this Agreement is effective upon the approval of the Board and the Manager.

12.  Use of Name. It is understood that the name “ Voya Investments, LLC” or any trademark, trade name, service mark, or logo, or any variation of such trademark, service mark, or logo of Voya Investments, LLC or its affiliates, including but not limited to the mark “Voya®” (collectively, the “Voya Marks”) is the valuable property of the Manager and its affiliates, and that the Company and/or the Series have the right to use such Voya Marks only so long as this Agreement or any subsequent agreement with the Manager in replacement of this Agreement shall continue with respect to such Company and/or Series. Upon termination of this Agreement without its replacement by a subsequent agreement, the Company (or Series) shall, as soon as is reasonably possible, discontinue all use of the Voya Marks and, in the case of the Company, shall promptly amend its Articles of Incorporation to change its name (if such Voya Marks are included therein).

13.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

14.  Applicable Law.

(a)   This Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or any rules or order of the SEC thereunder.

(b)   If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

(c)   The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

VOYA INVESTMENTS, LLC

By:	/s/ Todd Modic
Todd Modic
Senior Vice President

VOYA PARTNERS, INC.

By:	/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President

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SCHEDULE A

with respect to the

INVESTMENT MANAGEMENT AGREEMENT

between

VOYA PARTNERS, INC.

and

VOYA INVESTMENTS, LLC

Series	Annual Management Fee (as a percentage of average daily net assets)
VY® American Century Small-Mid Cap Value Portfolio	1.100% on the first $250 million of assets; 1.050% on the next $250 million of assets; and 1.000% thereafter
VY® Baron Growth Portfolio	0.950% of the first $1 billion of assets; 0.925% on the next $1 billion of assets; and 0.900% thereafter
VY® Columbia Contrarian Core Portfolio	0.900% on the first $500 million of assets; 0.850% on the next $500 million of assets; and 0.800% thereafter
VY® Columbia Small Cap Value II Portfolio	0.850% on all assets
Voya Global Bond Portfolio	0.600% on the first $4 billion of assets; 0.575% on the next $1 billion of assets; 0.550% on the next $1 billion of assets; and 0.530% thereafter

(1)         “Direct Investments” shall mean assets which are not Underlying Funds.

(2)         “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was in effect on May 1,2017.

Series	Annual Management Fee (as a percentage of average daily net assets)
Voya Index Solution 2020 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets
Voya Index Solution 2025 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets
Voya Index Solution 2030 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets
Voya Index Solution 2035 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets
Voya Index Solution 2040 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets
Voya Index Solution 2045 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets
Voya Index Solution 2050 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets

(1)         “Direct Investments” shall mean assets which are not Underlying Funds.

(2)         “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was in effect on May 1,2017.

Series	Annual Management Fee (as a percentage of average daily net assets)
Voya Index Solution 2055 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets
Voya Index Solution 2060 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets
Voya Index Solution Income Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets
VY® Invesco Comstock Portfolio	0.700% on all assets
VY® Invesco Equity and Income Portfolio	0.650% on the first $750 million of assets; 0.630% on the next $250 million of assets; and 0.610% thereafter
VY® JPMorgan Mid Cap Value Portfolio	0.850% on the first $500 million of assets; 0.750% on the next $500 million of assets; and 0.700% thereafter
VY® Oppenheimer Global Portfolio	0.700% on the first $3 billion of assets; 0.680% on the next $1 billion of assets; 0.670% on the next 4 billion of assets; and 0.660% thereafter
VY® Pioneer High Yield Portfolio	0.700% on the first $2 billion of assets; 0.600% on the next $1 billion of assets; 0.500% on the next $1 billion of assets; and 0.400% thereafter

(1)         “Direct Investments” shall mean assets which are not Underlying Funds.

(2)         “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was in effect on May 1,2017.

Series	Annual Management Fee (as a percentage of average daily net assets)
Voya Solution 2020 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets
Voya Solution 2025 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets
Voya Solution 2030 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets
Voya Solution 2035 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets
Voya Solution 2040 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets
Voya Solution 2045 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets
Voya Solution 2050 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets

(1)         “Direct Investments” shall mean assets which are not Underlying Funds.

(2)         “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was in effect on May 1,2017.

Series	Annual Management Fee (as a percentage of average daily net assets)
Voya Solution 2055 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets
Voya Solution 2060 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets
Voya Solution Aggressive Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets
Voya Solution Balanced Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets
Voya Solution Conservative Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets
Voya Solution Income Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets
Voya Solution Moderately Aggressive Portfolio	Direct Investments(1) 0.400% Underlying Funds(2) 0.200% on assets

(1)         “Direct Investments” shall mean assets which are not Underlying Funds.

(2)         “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was in effect on May 1,2017.

Series	Annual Management Fee (as a percentage of average daily net assets)
Voya Solution Moderately Conservative Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets
VY® T. Rowe Price Diversified Mid Cap Growth Portfolio	0.740% on all assets
VY® T. Rowe Price Growth Equity Portfolio	0.700% on all assets
VY® Templeton Foreign Equity Portfolio	0.900% on the first $500 million of assets; and 0.850% thereafter

(1)         “Direct Investments” shall mean assets which are not Underlying Funds.

(2)         “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was in effect on May 1,2017.

SCHEDULE B

with respect to the

AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

between

VOYA PARTNERS, INC.

and

VOYA INVESTMENTS, LLC

EXCLUDED SERVICES

As set forth in Section 2 of this Agreement, the direct provision of the following services shall be deemed to be outside the scope of this Agreement.

1.              Underwriting or distribution services of the sort provided by the underwriter or distributor to a Series

2.              Distribution or shareholder services provided to a Series pursuant to a plan, whether or not adopted under Rule 12b-1 promulgated under the 1940 Act

3.              Custody services such as those currently provided by The Bank of New York Mellon and State Street Bank

4.              Fund accounting services of the sort currently provided by The Bank of New York Mellon and State Street Bank, inclusive of pricing services utilized by the fund accounting agents

5.              Transfer agency and recordkeeping services provided by various brokers/dealers and other intermediaries

6.              Transfer agency services such as those currently provided by The Bank of New York Mellon and Computershare Limited

7.              Printing and postage for shareholder reports, prospectuses and statements of additional information such as is currently provided by Merrill Corporation, Universal Wilde, RR Donnelley & Sons Company and Broadridge Financial Solutions, Inc.

8.              External counsel and legal services such as those currently provided to the Company or to the Independent Directors by Ropes & Gray LLP and K&L Gates LLP

9.              Audits and semi-annual reviews of financial statements, prospectuses and Form N-14 filings such as those currently provided by KPMG LLP

10.       Tax consulting services, review of tax compliance and other tax services such as those currently provided by KPMG LLP

11.       Fair value pricing services such as those currently provided by Interactive Data Corporation

12.       Proxy tabulation and solicitation services related to shareholder meetings for a

B-1

Series, such as those currently provided by Broadridge Financial Solutions, Inc. and/or Computershare Limited

13.       Identifying and tracking services for wash sales activity such as those currently provided by Gainskeeper (Wolters Kluwer Financial Services, Inc.)

14.       Brokerage services

15.       Attribution and risk analysis services provided in support of the Chief Investment Risk Officer such as those currently provided by the Bank of New York-Wilshire Atlas/Axiom Attribution and Risk Analysis System

16.       Recordkeeping services related to the Director deferred compensation plan such as those currently provided by Pen-Cal Administrators

17.       Call center services related to phone representatives that service existing fund shareholders of record such as those currently provided by The Bank of New York Mellon Services

18.       Consultants hired at the request of the Board of Directors to advise them

19.       Administrative Services that are not reasonably necessary for the ordinary operation of each Series as of January 1, 2015, but that may be required in the future

B-2

SCHEDULE C

with respect to the

AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

between

VOYA PARTNERS, INC.

and

VOYA INVESTMENTS, LLC

EXPENSES

#	EXPENSE ITEM	CURRENT VENDORS	DESCRIPTION	% Borne by Manager	ALLOCATION NOTE
Allocated Expenses
1	General Services	KPMG LLP (17f-2 Audit Fees)	Affiliated sub-custodian account test work	50%
2	Fund Accounting/Financial Reporting Services	Morgan Stanley GICS Direct License	Industry Classification for equity securities for financial reporting purposes	50%	Voya funds’ portion is limited to a maximum of $40,000.
3	Fund Accounting/Financial Reporting Services	RIMES Technologies Corporation	Aggregated benchmark data (returns). Data is used in Voya funds’ annual and semi-annual reports and prospectuses.	60%
4	Proxy Voting Services	Institutional Shareholder Services (ISS, Inc.)	Proxy Advisory Services and Voting Agent Service	50%
5	Proxy Voting Services	Farient	Proxy Analysis	50%
6	Finance Services	Bloomberg / Morningstar / NYSE / Strategic Insight / Institutional Investor / Etc.	Market Data Service Providers (Non-CIRO usage)	95%	Allocation to the Voya funds is based on Board usage/subscriptions. Only actual Board usage costs are allocated to the Voya funds.
7	Industry Association Dues	Investment Company Institute	General membership fees	90%	Voya funds’ portion is limited to a maximum of the fee paid by the Voya funds for Mutual Funds Directors Forum membership.

#	EXPENSE ITEM	CURRENT VENDORS	DESCRIPTION	% Borne by Manager	ALLOCATION NOTE
Allocated Expenses, continued
8	Chief Investment Risk Officer(1)	Chief Investment Risk Officer (CIRO)	Costs associated with the CIRO function	40%	Overhead(2) items are allocable to the Manager.
9	Chief Compliance Officer(1)	Office of the Chief Compliance Officer (CCO)	CCO Function	0%	Overhead(2) items are allocable to the Manager.
Voya Expenses
10	General Services	Confluence	Software application to assist in monitoring the budgets and the accruals of expenses of mutual funds.	100%
11	General Services	Bonaire	Electronic system for calculation of fund fees and payments to sub-advisers. Annual license cost.	100%
12	Fund Compliance	Albridge	Electronic system for Fund Compliance - monthly compliance checklist process. Annual license cost.	100%
13	Fund Compliance	Bank of New York	Money Market Stress Testing	100%
14	Proxy Voting Services	Institutional Shareholder Services (ISS, Inc.)	Securities Class Action Service — (SCAS)	100%
15	Proxy Voting Services	Institutional Shareholder Services (ISS, Inc.)	US & Global Custom Voting Agent Services / Vote Disclosure Services	100%

(1)                     CIRO and CCO costs are considered “extraordinary expenses” and are therefore excluded from expenses that are subject to the Series’ Expense Limitation Agreements.

(2)                     Overhead includes the costs associated with the following items; technology (except for Market Data Services and any IT Software expenses that are for the sole use of the CIRO or CCO); facilities; equipment; printing; and postage.

#	EXPENSE ITEM	CURRENT VENDORS	DESCRIPTION	% Borne by Manager	ALLOCATION NOTE
Voya Expenses, continued
16	Operational Services	Eagle Pace	Fund Data Warehouse - Annual License Agreement	100%
17	Product Management/Development Services	The Bank of New York- Wilshire Atlas/Axiom Attribution and Risk Analysis System - Voya Use	Attribution Analysis	100%
18	Legal Services	Dechert LLP (External Legal Fees)	External counsel and legal services provided to Voya regarding Advisory/ Administrative Matters	100%
19	Legal Services	Voya Funds Services, LLC (Internal Legal Fees)	Legal services for Management and the Voya funds performed by Internal Legal Staff	100%
20	Legal Services	Diligent Boardbooks	Online Board Document Management System for Board Meeting Materials	100%
21	Legal Services	ARC System	Content Management System for Registration Statement Production	100%
22	Legal Services	Abel Noser	Trade Cost Analysis	100%
23	Legal Services	Board IQ / Ignites	Industry Publications	100%
24	Advisory Services	Manager or Sub-Adviser	100%